Exhibit 23.1

KPMG LLP Bay Adelaide Centre 333 Bay Street Suite 4600 Toronto ON M5H 2S5 Canada	Telephone (416) 777-8500 Fax (416) 777-8818 Internet www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Seabridge Gold Inc.

We consent to the use of:

●

our report dated March 26, 2026 on the consolidated financial statements of Seabridge Gold Inc. (the “Entity”) which comprise the consolidated statements of financial position as of December 31, 2025 and 2024, the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the years then ended, and the related notes (collectively the “consolidated financial statements”); and

●	our report dated March 26, 2026 on the effectiveness of the Entity’s internal control over financial reporting as of December 31, 2025,

each of which is included in the Annual Report on Form 40-F of the Entity for the fiscal year ended December 31, 2025.

We also consent to the incorporation by reference of such reports in the Registration Statement (No. 333-283616) on Form F-10, and the Registration Statement (No. 333-211331) on Form S-8 of the Entity.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

March 26, 2026

Toronto, Canada